                                                            Exhibit - (d)(6)(iv)

(ING FUNDS LOGO)

January 1, 2005

Heather Trudel
ING Clarion Real Estate Securities L.P.
259 N. Radnor Chester Road
Suite 205
Radnor, PA 19087

Dear Ms. Trudel:

     Pursuant to the Sub-Advisory Agreement dated September 23, 2002 between ING Investments, LLC and ING Clarion Real Estate Securities L.P. (formerly Clarion CRA Securities, L.P.), as amended (the "Agreement"), we hereby modify the fee payable to the Sub-Adviser for ING Global Real Estate Fund (the "Fund") to include breakpoints. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding breakpoints to the annual sub-adviser fee for the Fund as indicated on AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual sub-adviser fee indicated for the Fund, is attached hereto.

     Please signify your acceptance to the addition of breakpoints for the Fund by signing below where indicated.

                                        Very sincerely,


                                        /s/ Michael J. Roland
                                        ----------------------------------------
                                        Michael J. Roland
                                        Executive Vice President
                                        ING Investments, LLC

ACCEPTED AND AGREED TO:
ING Clarion Real Estate Securities L.P.


By: /s/ T. Ritson Ferguson
    ---------------------------------
Name: T. Ritson Ferguson
Title: Managing Director,
       Duly Authorized

7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000   ING Investments, LLC
Scottsdale, AZ 85258-2034      Fax: 480-477-2744
                               www.ingfunds.com

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                     ING CLARION REAL ESTATE SECURITIES L.P.
                     (FORMERLY CLARION CRA SECURITIES, L.P.)

SERIES                                    ANNUAL SUB-ADVISER FEE
------                        ---------------------------------------------
                              (as a percentage of average daily net assets)
ING Global Real Estate Fund     0.50% on the first $250 million of assets
                                 0.45% on the next $250 million of assets
                                             0.40% thereafter


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